                                   EXHIBIT 99

                     AMERICAN SCIENCE AND ENGINEERING, INC.

                         EXECUTIVE EQUITY INCENTIVE PLAN


COVERED EXECUTIVES:                         Initially limited to Executive Officers of the Company,
                                            other than the CEO.  Expandable at the discretion of
                                            the Board.

TERM                                        OF THE PLAN: Open-ended, depending
                                            on participation, other plans that
                                            may be instituted from time to time,
                                            and other factors. The Plan may be
                                            terminated by the Board at any time.

NUMBER OF SHARES RESERVED:                  40,000

ELIGIBILITY:                                Any Executive Officer who receives a bonus in any
                                            year in which the Plan is in effect, expandable at any
                                            time at the discretion of the Board.

PURCHASE OF STOCK:                          An Executive Officer may buy original issue Company
                                            Common Stock in any dollar amount up to the gross
                                            amount of the bonus granted to that Officer.  The
                                            number of shares of stock that may be purchased
                                            ("Purchased Stock") shall be determined by dividing
                                            the amount of money designated by the Officer by the
                                            closing price of the Common Stock on the American
                                            Stock Exchange on the day the Officer elects to
                                            participate in the Plan.  The number of shares of
                                            Purchased Stock will be rounded down to the nearest
                                            whole share.  The Officer shall decide whether and to
                                            what extent to participate in the Plan within 30 days of
                                            being informed of the amount of his or her bonus.

VESTING OF PURCHASED STOCK:                 All Purchased Stock shall immediately vest in the
                                            Officer and shall not be subject to forfeiture or
                                            restriction except as required by relevant securities
                                            laws, the rules of the Securities and Exchange
                                            Commission and Company rules applicable to all
                                            employees.

MATCHING INCENTIVE:                         For every two shares of Purchase
                                            Stock purchased by an Officer under
                                            the Plan, the Company will grant the
                                            Officer one share of Restricted
                                            Common Stock ("Restricted Stock").
                                            The terms of the Restricted Stock
                                            are set forth below.

RESTRICTIONS:                               Restricted Stock shall not be transferable for three
                                            years and shall be subject to forfeiture if the Officer
                                            leaves the Company for any reason other than death or
                                            permanent disability prior to the end of the three year
                                            restricted period.  Certificate(s) evidencing Restricted
                                            Stock shall be original issue Company Common Stock
                                            and shall bear an appropriate legend setting forth the
                                            restrictions upon transfer to which the Restricted Stock
                                            is subject.  Upon the expiration of the three year
                                            restricted period, the Restricted Stock shall be treated
                                            as Purchased Stock and the Officer may request that
                                            the restrictive legend be removed from the Restricted
                                            Stock certificate(s).

REGISTRATION:                               Stock issued pursuant to the Plan may be registered
                                            with the Securities and Exchange Commission from
                                            time to time in the discretion and at the convenience of
                                            the Company.